This is a translation of a Spanish-language out-of-protocol notarial act from Mexico. Dates follow the order day/month/year as in the original. Official Mexican identifiers (RFC, CURP, INE/IFE) have been preserved in their original acronyms. The term “out-of-protocol act” translates the Mexican notarial concept “Acta fuera de Protocolo,” which refers to a notarial certification recorded in an auxiliary register rather than the principal notarial protocol. OUT-OF-PROTOCOL ACT No. 029/79,999/2026 --------- IN THE CITY OF MONTERREY, NUEVO LEÓN, UNITED MEXICAN STATES, on the 03 third day of the month of March of 2026 two thousand twenty-six, I, Attorney JOSÉ MARTÍNEZ GONZÁLEZ, Notary Public number 29 twenty-nine, practicing within the Notarial Demarcation corresponding to the First Registration District in the State, with offices in this Municipality, HEREBY CERTIFY: That before me appeared RICARDO ERNESTO SALDIVAR ESCAJADILLO, and the ladies ANNA KAREN CAVAZOS LEAL and DIANA LAURA CHAVEZ CASTILLO, on their own behalf and Said.----------------------------------------------------------------------------------------- --------- That they RATIFY in all and each part of its pages the Letter of Attorney dated 25 twenty-five of the month of February of 2026 two thousand twenty-six, which precedes, with respect to the Spanish language, in which they intervene with the capacity mentioned within said document and that they ACKNOWLEDGE the signature binding them as placed by their own hand.--------------------------------------------------------------------------------------------------- --------- FEDERAL LAW ON THE PROTECTION OF PERSONAL DATA HELD BY PRIVATE PARTIES: --------- --------- I, the undersigned Notary, Hereby Certify: a).- That I informed the appearers that I am the person responsible for the data collected from them, solely for the purpose of preparing the present notarial instrument and that such data shall be used under the terms of the aforementioned law, as well as the Notarial Law of Nuevo León and other applicable laws and regulations; and b) That the appearers stated: that they grant their consent to the processing of their personal data, under the terms of the privacy notice to which they have access, contained on the website of this Notary’s Office at: www.notaria29.mx.--------------------------------------------------------------------------------------------- --------------------------------------- INSERTION OF ARTICLE 2,448 OF THE CIVIL CODE ------------------------------ -------------------------------------------- IN FORCE IN THE STATE OF NUEVO LEÓN: ------------------------------------ --------- The acting Notary attests: That Article 2448 two thousand four hundred forty-eight of the Civil Code in force in the State of Nuevo León is identical to Article 2554 two thousand five hundred fifty-four of the Federal Civil Code, and reads verbatim as follows: ------------------------------------------------------------------------------------------------------- --------- "ART. 2,448.- In General Powers of Attorney for lawsuits and collections, it shall be sufficient to state that they are granted with all general and special powers requiring special clause in accordance with the Law, so they shall be understood as granted without any limitation. In general powers to Administer Property, it shall suffice to express that they are granted with such capacity for the attorney-in-fact to have every type of administrative power. In general powers to exercise Acts of Ownership, it shall suffice to state that they are granted with such capacity for the attorney- in-fact to have all powers of an owner, both regarding property and to carry out every type of management to defend it. When it is intended to limit the authority of the Attorneys-in-fact in any of the three cases mentioned, such limitations shall be specified or the powers shall be special. Notaries shall insert this article into the Testimonies of the powers they grant". ---------------------------------------------------------------------------------------------------------------- --------- “ARTICLE 2554. – In all general powers of attorney for Lawsuits and Collections, it shall be sufficient to state that it is granted with all general powers and with the special powers that require an express clause in accordance with the law, so that they are understood as granted without any limitation. In general powers of attorney to Administer Property, it shall be sufficient to state that they are granted for that purpose so that the agent has all kinds of administrative faculties. In general powers of attorney to Exercise Acts of Ownership, it shall be sufficient to state that they are granted for that purpose so that the agent has all the faculties of an owner, both in relation to the property and to carry out all kinds of actions in order to defend them. When the powers of the agents are to be limited in the three aforementioned cases, the limitations shall be specified, or the powers shall be special. Notaries shall insert this article in the testimonies of the powers of attorney they grant”. ------------------------------------------------------------------------- ------------------------------------------------------ G E N E R A L I T I E S -------------------------------------------------------- ---------The appearers, regarding their general information, stated: ------------------------------------------------------------- --------- Mr. RICARDO ERNESTO SALDIVAR ESCAJADILLO, stated to be: Mexican by birth, of legal age, originally from Monterrey, Nuevo León, where he was born on the 16 sixteenth of January of 1953 one thousand nine hundred fifty-three, married, businessman, with Federal Taxpayer Registry Number ZARF530116KJ7, with Unique Population Registry Code ZARF530116HNLNDR06, domiciled at Serena Street, Tower 1 one, number 815 eight hundred fifteen, Casco Urbano Neighborhood, in San Pedro Garza García, Nuevo León, Postal Code 66200 sixty-six thousand two hundred, identifying himself with Mexican passport number G23687982, issued by the Secretariat of Foreign Affairs, with an expiration date of January 23 twenty-three of 2027 two thousand twenty-seven, which I attest to having seen and return to its presenter after verification, adding a copy of the same to the appendix of this act........

This is a translation of a Spanish-language out-of-protocol notarial act from Mexico. Dates follow the order day/month/year as in the original. Official Mexican identifiers (RFC, CURP, INE/IFE) have been preserved in their original acronyms. The term “out-of-protocol act” translates the Mexican notarial concept “Acta fuera de Protocolo,” which refers to a notarial certification recorded in an auxiliary register rather than the principal notarial protocol. --------- Miss ANNA KAREN CAVAZOS LEAL, stated to be: Mexican by birth, of legal age, single, originally from Monterrey, Nuevo León, where she was born on the 24 twenty-four of July of 1999 one thousand nine hundred ninety- nine, attorney, with Federal Taxpayer Registry CALA990724SL1, with Unique Population Registry Code (C.U.R.P.) CALA990724MNLLRL09, domiciled at Manuel Campero Street, number 1 one, Lomas del Mirador Subdivision, municipality of Apodaca, Nuevo León, Postal Code 66635 sixty-six thousand six hundred thirty- five, identifying herself with a voter identification card with photograph issued by the National Electoral Institute, with Elector Key: CVLLKR99111809M900, serial number: 08 43 11 0542 5847 6. -------------------------------------------------------------- --------- Miss DIANA LAURA CHAVEZ CASTILLO, stated to be: Mexican by birth, of legal age, originally from Monterrey, Nuevo León, where she was born on the 18 eighteenth of February of 2000 two thousand, attorney, single, with Federal Taxpayer Registry CACO000218HNLSND03, with Unique Population Registry Code (C.U.R.P.) CACO000218MNLSND03, domiciled at Cerro de las Mitras Street, number 460 four hundred sixty, San Jemo Neighborhood, Monterrey, Nuevo León, Postal Code 64630 sixty-four thousand six hundred thirty, identifying herself with a voter identification card with photograph issued by the National Electoral Institute, with Elector Key: CACD000218MNLSND03, serial number: 06 11 03 1433 0069 6. ------------------------------------------------------------ ---------------------------------------------------------- N O T A R I A L: ------------------------------------------------------------ --------- I, THE NOTARY, HEREBY ATTEST: I.- That I personally know the appearers and that in my opinion they are capable of granting this instrument, that they granted it freely, and that in their statements no defects of consent are observed. II.- That no document was presented to me showing that the appearers are not subject to interdiction, but based on their statements, they indicate having no such impediment. III.- That I had before me the documents referenced; IV.- That that which is related and inserted matches its originals to which I refer and return to its presenter; V.- That all statements made by the appearers were under protest of telling the truth; VI.- That the requirements of Article 106 one hundred six of the Notarial Law for the State and other applicable Laws were met; and VII.- That once this instrument was read aloud by me, the Notary, to the appearers, who also read it themselves, I explained its value and legal consequences. --------------------------------------------------------------------------------------------------------------- --------- I THEREFORE ATTEST to the foregoing for all legal effects that may arise, having recorded this ratification in the Control Book of Off-Protocol Acts, under the number 029/79,999/2026 (ZERO TWENTY-NINE SLASH SEVENTY-NINE THOUSAND NINE HUNDRED NINETY-NINE SLASH TWO THOUSAND TWENTY-SIX).- I SO ATTEST. ---------------------------------------------------------------------------------------------------------------------------- MR. JOSE MARTINEZ GONZALEZ Public Notary number 29 Notarial seals and stamps appear on the document. As well as the Signature of JOSÉ MARTÍNEZ GONZÁLEZ LIC. JOSÉ MARTÍNEZ GONZÁLEZ NOTARY PUBLIC No. 29 Monterrey, Nuevo León (Visible stamp legends include: “NOTARIA PUBLICA No. 29”, “LIC. JOSÉ MARTÍNEZ GONZÁLEZ – TITULAR”, and registry/folio markings.)